EXHIBIT 10.53

RADNOR HOLDINGS CORPORATION

2005 OMNIBUS EQUITY COMPENSATION PLAN

Adopted by Radnor Holdings Corporation Board of Directors on October 7, 2005

Approved by Radnor Holdings Corporation Stockholders on October 7, 2005

Effective Date October 7, 2005

RADNOR HOLDINGS CORPORATION

2005 OMNIBUS EQUITY COMPENSATION PLAN

1. Purpose

The Radnor Holdings Corporation 2005 Omnibus Equity Compensation Plan (the “Plan”) is hereby established as a successor to the Radnor Holdings Corporation Equity Incentive Plan (the “Prior Plan”). The Prior Plan is hereby merged into this Plan as of the Effective Date of this Plan (as set forth in Section 20(a)), and no additional grants shall be made under the Prior Plan. Outstanding grants under the Prior Plan shall continue in effect according to their terms as of the Effective Date (subject to such amendments as the Committee (as defined below) determines consistent with the Prior Plan), but shares with respect to outstanding grants under the Prior Plan shall be issued or transferred under this Plan.

The purpose of the Plan is to provide (i) designated employees of Radnor Holdings Corporation (“Radnor Holdings”) and its subsidiaries, (ii) non-employee members of Radnor Holdings’ Board of Directors and (iii) certain consultants and advisors who perform services for the Company and its subsidiaries, with the opportunity to receive grants of incentive stock options, nonqualified stock options, stock units, stock awards, dividend equivalents and other stock-based awards. Radnor Holdings believes that the Plan will encourage the participants to contribute materially to Radnor Holdings’ growth, thereby benefiting its stockholders, and will align the economic interests of the participants with those of the stockholders.

2. Definitions

Whenever used in this Plan, the following terms will have the respective meanings set forth below:

(a) “Board” means Radnor Holdings’ Board of Directors as constituted from time to time.

(b) “Change of Control” means the first to occur of any of the following events:

(i) the purchase or other acquisition by any person, entity, or group of persons, within the meaning of section 13(d) or 14(d) of the Exchange Act or any comparable successor provisions (excluding, for this purpose, (A) Radnor Holdings, (B) any employee benefit plan sponsored or maintained by Radnor Holdings or any corporation controlled by Radnor Holdings, and (C) Michael Kennedy or his family, including any trust established for the benefit of Michael Kennedy or his family), of beneficial ownership (within the meaning of Rule 13(d)-3 promulgated under the Exchange Act) of 30% or more of either the outstanding Stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally. For purposes of the foregoing, the term “family” shall include the following persons: spouse, child and any other lineal descendant;

(ii) the consummation of a reorganization, merger, or consolidation the effect of which in each case, is that the persons who were stockholders of Radnor Holdings immediately prior to such reorganization, merger or consolidation will not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company’s then outstanding securities;

(iii) a liquidation or dissolution of Radnor Holdings;

(iv) the sale of all or substantially all of Radnor Holdings’ assets to an unrelated third party; or

(v) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director designated by a person, group or entity who has entered into an agreement with Radnor Holdings to effect a transaction described in clause (i), (ii) or (iv) of this Section 2(b) whose election by the Board or nomination for election by the stockholders of Radnor Holdings was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof. Upon the consummation by Radnor Holdings of its initial public offering, the foregoing provision shall not include any period prior to 90 days following the consummation by Radnor Holdings of its initial public offering.

(c) “Code” means the Internal Revenue Code of 1986, as amended.

(d) “Committee” means (i) with respect to Grants to Employees and Consultants, the Compensation Committee of the Board or its delegate or successor, or such other committee as the Board may appoint to administer the Plan or its delegate or its successor, (ii) with respect to Grants made to Non-Employee Directors, the Board, and (iii) with respect to Grants that are intended to qualify as “qualified performance based compensation” under Code section 162(m), a committee that consists of two or more persons appointed by the Board, all of whom shall be “outside directors” as defined under Code section 162(m) and related Treasury regulations. Notwithstanding the foregoing, in the absence of an appointment of a committee by the Board, the “Committee” shall be the Board.

(e) “Company” means Radnor Holdings, any successor corporation and each corporation which is a member of a controlled group of corporations (within the meaning of Code section 414(b)) of which Radnor Holdings is a component member.

(f) “Consultant” means consultants and advisors who perform services for the Company.

(g) “Date of Grant” means the effective date of a Grant; provided, however, that no retroactive Grants will be made.

(h) “Dividend Equivalent” means an amount determined by multiplying the number of shares of Stock or Stock Units subject to a Grant by the per-share cash dividend, or the per-share fair market value (as determined by the Committee) of any dividend in consideration other than cash, paid by Radnor Holdings on its Stock on a dividend payment date.

(i) “Employee” means an employee of the Company (including an officer or director who is also an employee) other than an individual (a) employed in a casual or temporary capacity (i.e., those hired for a specific job of limited duration), (b) whose terms of employment are governed by a collective bargaining agreement that does not provide for participation in this Plan, (c) characterized as a “leased employee” within the meaning of Code section 414, (d) who is a non-resident alien, or (e) classified by the Company as a “contractor” or “consultant,” no matter how characterized by the Internal Revenue Service, other governmental agency or a court. Any change of characterization of an individual by any court or government agency or otherwise shall have no effect upon the classification of an individual as an “Employee” for purposes of this Plan, unless the Committee determines otherwise.

(j) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(k) “Fair Market Value” means (i) if the Stock is publicly traded, then the Fair Market Value per share shall be determined as follows: (A) if the principal trading market for the Stock is a national securities exchange or the Nasdaq National Market, the last reported sale price thereof on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, or (B) if the Stock is not principally traded on such exchange or market, the mean between the last reported “bid” and “asked” prices of the Stock on the relevant date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines; (ii) if the Stock is not publicly traded or, if publicly traded, is not subject to reported transactions or “bid” or “asked” quotations as set forth above, the Fair Market Value per share shall be as determined by the Committee.

(l) “Grant” means an Option, Stock Unit, Stock Award, Dividend Equivalent or Other Stock-Based Award granted under the Plan.

(m) “Grant Instrument” means the written agreement that sets forth the terms and conditions of a Grant, including all amendments thereto.

(n) “Incentive Stock Option” means a stock option that is intended to meet the requirements of Code section 422, as described in Section 7.

(o) “Non-Employee Director” means a member of the Board who is not an employee of the Company.

(p) “Nonqualified Stock Option” means a stock option that is not intended to meet the requirements of Code section 422, as described in Section 7.

(q) “Option” means an Incentive Stock Option or Nonqualified Stock Option to purchase Stock at the Option Price for a specified period of time.

(r) “Option Price” means an amount per share of Stock purchasable under an Option, as designated by the Committee.

(s) “Other Stock-Based Award” means any Grant based on, measured by or payable in Stock (other than Grants described in Sections 7, 8, 9, and 10 of the Plan) as described in Section 11.

(t) “Participant” means an Employee, Consultant or Non-Employee Director designated by the Committee to participate in the Plan.

(u) “Plan” means this 2005 Omnibus Equity Compensation Plan, as in effect from time to time.

(v) “Radnor Holdings” means Radnor Holdings Corporation.

(w) “Stock” means the common stock of Radnor Holdings or such other securities of Radnor Holdings as may be substituted for Stock pursuant to Section 5(c) or Section 20.

(x) “Stock Award” means an award of Stock, as described in Section 9.

(y) “Stock Unit” means an award of a phantom unit, representing a share of Stock, as described in Section 8.

3. Administration

(a) Committee. The Plan shall be administered and interpreted by the Board or by a committee consisting of members of the Board, which shall be appointed by the Board. After an initial public offering of the Company’s stock as described in Section 20(b) (a “Public Offering”), the Plan shall be administered and interpreted by the Committee or its successor with respect to grants to Employees and Consultants. The Plan shall be administered and interpreted by the Board, or by a committee of directors to whom the Board has delegated responsibility, with respect to grants to Non-Employee Directors. Ministerial functions may be performed by an administrative committee comprising Company Employees appointed by the Committee.

(b) Committee Authority. The Committee shall have the sole authority to (i) determine the Participants to whom Grants shall be made under the Plan, (ii) determine the type, size and terms and conditions of the Grants to be made to each such Participant, (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms and conditions of any previously issued Grant, subject to the provisions of Section 18 below, and (v) deal with any other matters arising under the Plan.

(c) Committee Determinations. The Committee shall have full power and express discretionary authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

4. Grants

(a) Grants under the Plan may consist of Incentive Stock Options and Nonqualified Stock Options as described in Section 7, Stock Units as described in Section 8, Stock Awards as described in Section 9, Dividend Equivalents as described in Section 10 and Other Stock-Based Awards as described in Section 11. All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with the Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in the Grant Instrument.

(b) All Grants shall be made conditional upon the Participant’s acknowledgement, in writing or by acceptance of the Grant, that all decisions and determinations of the Committee shall be final and binding on the Participant, his or her beneficiaries and any other person having or claiming an interest under such Grant. Grants under a particular Section of the Plan need not be uniform as among the Participants. Notwithstanding any provision of the Plan to the contrary, Grants to Participants, if made, will be made contingent upon, and subject to, stockholder approval of the Plan.

5. Shares Subject to the Plan

(a) Shares Authorized. Subject to adjustment as described below, the aggregate number of shares of common stock of the Company (“Company Stock”) may be issued or transferred under the Plan is the sum of:

1,651 shares, plus

as of the first trading day following the effective date of a Public Offering, there shall be automatically added to the number of authorized shares under the Plan an additional positive number equal to the lesser of 15% of the shares of Company Stock sold in the Public Offering or 537 shares, plus as of the first trading day in January each year during the term of the Plan described in Section 19 (excluding extensions) beginning January, 2006, there shall be automatically added to the number of authorized shares under the Plan an additional positive number equal to the lesser of 2.5% of the shares of Company Stock outstanding on the last trading day of the immediately preceding December, or 311 shares.

The maximum number of authorized shares includes all shares authorized under the Prior Plan. The shares may be authorized but unissued shares of Stock or reacquired shares of Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised or if any Stock Awards, Stock Units, Dividend Equivalents or Other Stock-Based Awards are forfeited or terminated, the shares subject to such Grants shall again be available for purposes of the Plan. Shares of Stock surrendered in payment of the Option Price of an Option or any withholding taxes, shall again be available for issuance or transfer under the Plan. To the extent that any Grants are paid in cash, and not in shares of Stock, any shares previously reserved for issuance or transfer pursuant to such Grants shall again be available for issuance or transfer under the Plan.

(b) Individual Limits. Grants under the Plan may be expressed in cash, in shares of Stock or in a combination of the two, as the Committee determines. After a Public Offering, the maximum aggregate number of shares of Stock that shall be subject to Grants made under the Plan to any individual during any calendar year shall be 165 shares, subject to adjustment as described below. After a Public Offering, a Participant may not accrue Dividend Equivalents during any calendar year in excess of $250,000. After a Public Offering, to the extent that Grants made under the Plan are expressed in dollar amounts, the maximum amount payable to any individual during any calendar year shall be $4,000,000.

(c) Adjustments. If there is any change in the number or kind of shares of Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Stock as a class without Radnor Holdings’ receipt of consideration, or if the value of outstanding shares of Stock is substantially reduced as a result of a spinoff or Radnor Holdings’ payment of an extraordinary dividend or distribution, the maximum number of shares of Stock available for issuance under the Plan, the maximum number of shares of Stock for which any individual may receive Grants in any year, the number of shares covered by outstanding Grants, the kind of shares to be issued or transferred under the Plan, and the price per share or the applicable market value of such Grants may be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Committee shall be final, binding and conclusive.

6. Eligibility for Participation

(a) Eligible Persons. All Employees, including Employees who are officers or members of the Board, all Consultants and all Non-Employee Directors shall be eligible to participate in the Plan.

(b) Selection of Participants. The Committee shall select the Employees, Consultants and Non-Employee Directors to receive Grants and shall determine the number of shares of Stock subject to each Grant.

7. Options

(a) General Requirements. The Committee may grant Options to an Employee, Consultant or Non-Employee Director upon such terms and conditions as the Committee deems appropriate under this Section 7.

(b) Number of Shares. The Committee shall determine the number of shares of Stock that will be subject to each Grant of Options to Employees, Consultants and Non-Employee Directors.

(c) Type of Option; Price and Term.

(i) The Committee may grant Incentive Stock Options or Nonqualified Stock Options or any combination of Incentive Stock Options and Nonqualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or its parents or subsidiaries, as defined in Code section 424. Nonqualified Stock Options may be granted to Employees and Non-Employee Directors.

(ii) The Option Price shall be determined by the Committee and may be equal to or greater than the Fair Market Value on the Date of Grant; provided, however, that an Incentive Stock Option may not be granted to an Employee who, at the Date of Grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of Radnor Holdings or any parent or subsidiary of Radnor Holdings, as defined in Code section 424, unless the Option Price is not less than 110% of the Fair Market Value on the Date of Grant.

(iii) The Committee shall determine the term of each Option, which shall not exceed ten years from the Date of Grant. However, an Incentive Stock Option that is granted to an Employee who, at the Date of Grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of Radnor Holdings, or any parent or subsidiary of Radnor Holdings, as defined in Code section 424, may not have a term that exceeds five years from the Date of Grant.

(d) Exercisability of Options.

(i) Options shall become exercisable in accordance with such terms and conditions as may be determined by the Committee and specified in the Grant Instrument. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

(ii) Options granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such Options may become exercisable, as determined by the Committee, upon the Participant’s death, Disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).

(e) Termination of Employment or Service. Except as provided in the Grant Instrument, an Option may only be exercised while the Participant is employed by, or providing service to, the Company. The Committee shall specify in the Grant Instrument under what circumstances and during what time periods a Participant may exercise an Option after termination of employment or service.

(f) Exercise of Options. A Participant may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company. The Participant shall pay the Option Price and any withholding taxes for the Option (i) in cash, (ii) if permitted by the Committee, by delivering shares of Stock owned by the Participant (including Stock acquired in connection with the exercise of an Option, subject to such restrictions as the Committee deems appropriate) and having an aggregate Fair Market Value on the date of exercise equal to the Option Price or by attestation (on a form prescribed by the Committee) to ownership of shares of Stock having an aggregate Fair Market Value on the date of exercise equal to the Option Price, (iii) by payment through a registered broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or (iv) by such other method as the Committee may approve. Shares of Stock used to exercise an Option shall have been held by the Participant for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. Payment for the shares pursuant to the Option, and any required withholding taxes, must be received by the time specified by the Committee depending on the type of payment being made, but in all cases prior to the issuance of the Stock.

(g) Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that if the aggregate Fair Market Value of the Stock on the Date of Grant with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year, under the Plan or any other stock option plan of Radnor Holdings or a parent or subsidiary, as defined in Code section 424, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option.

8. Stock Units

(a) General Requirements. The Committee may grant Stock Units to an Employee, Consultant or Non-Employee Director upon such terms and conditions as the Committee deems appropriate under this Section 8. Each Stock Unit shall represent the right of the Participant to receive a share of Stock or an amount based on the value of a share of Stock. All Stock Units shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan.

(b) Terms of Stock Units. The Committee may grant Stock Units that are payable on terms and conditions determined by the Committee, which may include payment based on achievement of performance goals. Stock Units may be paid at the end of a specified vesting or performance period, or payment may be deferred to a date authorized by the Committee. The Committee shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units.

(c) Payment With Respect to Stock Units. Payment with respect to Stock Units shall be made in cash, in Stock, or in a combination of the two, as determined by the Committee. The Grant Instrument shall specify the maximum number of shares that can be issued under the Stock Units.

(d) Requirement of Employment or Service. The Committee shall determine in the Grant Instrument under what circumstances a Participant may retain Stock Units after termination of the Participant’s employment or service, and the circumstances under which Stock Units may be forfeited.

9. Stock Awards

(a) General Requirements. The Committee may issue or transfer shares of Stock to an Employee, Consultant or Non-Employee Director under a Stock Award, upon such terms and conditions as the Committee deems appropriate under this Section 9. Shares of Stock issued or transferred pursuant to Stock Awards may be issued or transferred for consideration or for no consideration (except as required by applicable law), and subject to restrictions or no restrictions, as determined by the Committee. The Committee may establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the Committee deems appropriate, including restrictions based upon the achievement of specific performance goals.

(b) Number of Shares. The Committee shall determine the number of shares of Stock to be issued or transferred pursuant to a Stock Award and any restrictions applicable to such shares.

(c) Requirement of Employment or Service. The Committee shall determine in the Grant Instrument under what circumstances a Participant may retain Stock Awards after termination of the Participant’s employment or service, and the circumstances under which Stock Awards may be forfeited.

(d) Restrictions on Transfer. While Stock Awards are subject to restrictions, a Participant may not sell, assign, transfer, pledge or otherwise dispose of the shares of a Stock Award except upon death as described in Section 15(a). Each certificate for a share of a Stock Award shall contain a legend giving appropriate notice of the restrictions in the Grant. The Participant shall be entitled to have the legend removed when all restrictions on such shares have lapsed. The Company may retain possession of any certificates for Stock Awards until all restrictions on such shares have lapsed.

(e) Right to Vote and to Receive Dividends. The Committee shall determine to what extent, and under what conditions, the Participant shall have the right to vote shares of Stock Awards and to receive any dividends or other distributions paid on such shares during the restriction period.

10. Dividend Equivalents.

(a) General Requirements. When the Committee makes a Grant under the Plan, the Committee may grant Dividend Equivalents in connection with the Grant, under such terms and conditions as the Committee deems appropriate under this Section 10. Dividend Equivalents may be paid to Participants currently or may be deferred, as determined by the Committee. All Dividend Equivalents that are not paid currently shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan. Dividend Equivalents may be accrued as a cash obligation, or may be converted to Stock Units for the Participant, and deferred Dividend Equivalents may accrue interest, all as determined by the Committee. The Committee may provide that Dividend Equivalents shall be payable based on the achievement of specific performance goals.

(b) Payment with Respect to Dividend Equivalents. Dividend Equivalents may be payable in cash or shares of Stock or in a combination of the two, as determined by the Committee.

11. Other Stock-Based Awards

The Committee may grant other awards, including stock appreciation rights, that are based on or measured by the value of Stock to Employees, Consultants or Non-Employee Directors, on such terms and conditions as the Committee deems appropriate under this Section 11. Other Stock-Based Awards may be granted subject to achievement of performance goals or other conditions and may be payable in Stock or cash, or in a combination of the two, as determined by the Committee. The Committee may grant Dividend Equivalents with respect to Other Stock-Based Awards.

12. Qualified Performance-Based Compensation

(a) Designation as Qualified Performance-Based Compensation. The Committee may determine that Stock Units, Stock Awards, Dividend Equivalents or Other Stock-Based Awards granted to an Employee shall be considered “qualified performance-based compensation” under Code section 162(m) in which case the provisions of this Section 12 shall apply. To the extent that Grants of Stock Units, Stock Awards, Dividend Equivalents or Other Stock-Based Awards designated as “qualified performance-based compensation” under Code section 162(m) are made, no such Grant may be made as an alternative to another Grant that is not designated as “qualified performance based compensation” but instead must be separate and apart from all other Grants made.

(b) Performance Goals. When Grants are made under this Section 12, the Committee shall establish in writing (i) the objective performance goals that must be met,

(ii) the period during which performance will be measured, (iii) the maximum amounts that may be paid if the performance goals are met, and (iv) any other conditions that the Committee deems appropriate and consistent with the Plan and the requirements of Code section 162(m) for “qualified performance-based compensation.” The performance goals shall satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the performance goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals, but may reduce the amount of compensation that is payable, pursuant to Grants identified by the Committee as “qualified performance-based compensation.”

(c) Criteria Used for Objective Performance Goals. In setting the performance goals for Grants designated as “qualified performance-based compensation” pursuant to this Section 13, the Committee shall use objectively determinable performance goals based on one or more of the following criteria: pre- or after-tax net earnings, sales or revenue, operating earnings, operating cash flow, return on net assets, return on stockholders’ equity, return on assets, return on capital, stock price growth, stockholder returns, gross or net profit margin, earnings per share, price per share, market share, or strategic business criteria consisting of one or more Company or Business Unit objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets, product development goals, goals relating to acquisitions or divestitures, or any other objective measure derived from any of the foregoing criteria. The performance goals may relate to the Participant’s business unit or the performance of the Company as a whole, or any combination of the foregoing. Performance goals need not be uniform as among Participants.

(d) Timing of Establishment of Goals. The Committee shall establish the performance goals in writing either before the beginning of the performance period or during a period ending no later than the earlier of (i) 90 days after the beginning of the performance period or (ii) the date on which 25% of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under Code section 162(m).

(e) Certification of Results. The Committee shall certify the performance results for the performance period specified in the Grant Instrument after the performance period ends. The Committee shall determine the amount, if any, to be paid pursuant to each Grant based on the achievement of the performance goals and the satisfaction of all other terms of the Grant Instrument.

(f) Death, Disability or Other Circumstances. The Committee may provide in the Grant Instrument that Grants under this Section 12 shall be payable or restrictions shall lapse, in whole or in part, in the event of the Participant’s death or disability during the Performance Period, a Change of Control or under other circumstances consistent with the Treasury regulations and rulings under Code section 162(m).

13. Deferrals

The Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of shares that would otherwise be due to the Participant in connection with any Grant. The Committee shall establish rules and procedures for any such deferrals, consistent with applicable requirements of Code section 409A.

14. Right of First Refusal; Repurchase Right

(a) Offer. Prior to a Public Offering, if at any time an individual desires to sell, encumber, or otherwise dispose of shares of Company Stock that were distributed to him or her under this Plan and that are transferable, the individual may do so only pursuant to a bona fide written offer, and the individual shall first offer the shares to the Company by giving the Company written notice disclosing: (i) the name of the proposed transferee of the Company Stock; (ii) the certificate number and number of shares of Company Stock proposed to be transferred or encumbered; (iii) the proposed price; (iv) all other terms of the proposed transfer; and (v) a written copy of the proposed offer. Within 60 days after receipt of such notice, the Company shall have the option to purchase all or part of such Company Stock at the price and on the terms described in the written notice; provided that the Company may pay such price in installments over a period not to exceed four years, at the discretion of the Committee.

(b) Sale. In the event the Company (or a stockholder, as described below) does not exercise the option to purchase Company Stock, as provided above, the individual shall have the right to sell, encumber, or otherwise dispose of the shares of Company Stock described in subsection (a) at the price and on the terms of the transfer set forth in the written notice to the Company, provided such transfer is effected within 15 days after the expiration of the option period. If the transfer is not effected within such period, the Company must again be given an option to purchase, as provided above.

(c) Assignment of Rights. The Committee, in its sole discretion, may waive the Company’s right of first refusal and repurchase right under this Section 14. If the Company’s right of first refusal or repurchase right is so waived, the Committee may, in its sole discretion, assign such right to the remaining stockholders of the Company in the same proportion that each stockholder’s stock ownership bears to the stock ownership of all the stockholders of the Company, as determined by the Committee. To the extent that a stockholder has been given such right and does not purchase his or her allotment, the other stockholders shall have the right to purchase such allotment on the same basis.

(d) Purchase by the Company. Prior to a Public Offering, if a Grantee ceases to be employed by, or provide service to, the Employer, the Company shall have the right to purchase all or part of any Company Stock distributed to him or her under this Plan at its then current Fair Market Value (as defined in Section 5(b)) (or at such other price as may be established in the Grant Instrument); provided, however, that such repurchase shall be made in accordance with applicable accounting rules to avoid adverse accounting treatment. If the Company elects to purchase all or part of any Company Stock held by a Grantee pursuant to this Section 14(d), the purchase shall occur within 60 days from the date the Grantee is notified of the Company’s intent to repurchase his Company Stock.

(e) Public Offering. On and after a Public Offering, the Company shall have no further right to purchase shares of Company Stock under this Section 14.

(f) Stockholder’s Agreement. Notwithstanding the provisions of this Section 14, if the Committee requires that a Grantee execute a stockholder’s agreement with respect to any Company Stock distributed pursuant to this Plan, which contains a right of first refusal or repurchase right, the provisions of this Section 14 shall not apply to such Company Stock, unless the Committee determines otherwise.

15. Withholding of Taxes

(a) Required Withholding. All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company may require that the Participant or other person receiving or exercising Grants pay to the Company the amount of any federal, state or local taxes that the Company is required to withhold with respect to such Grants, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Grants.

(b) Election to Withhold Shares. If the Committee so permits, a Participant may elect to satisfy the Company’s tax withholding obligation with respect to Grants paid in Stock by having shares withheld, at the time such Grants become taxable, up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the Committee.

16. Transferability of Grants

(a) Restrictions on Transfer. Except as described in subsection (b) below, only the Participant may exercise rights under a Grant during the Participant’s lifetime, and a Participant may not transfer those rights except by will or by the laws of descent and distribution. When a Participant dies, the personal representative or other person entitled to succeed to the rights of the Participant may exercise such rights. Any such successor must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Participant’s will or under the applicable laws of descent and distribution.

(b) Transfer of Nonqualified Stock Options to or for Family Members. Notwithstanding the foregoing, the Committee may provide, in a Grant Instrument, that a Participant may transfer Nonqualified Stock Options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with the applicable securities laws, according to such terms as the Committee may determine; provided that the Participant receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

17. Consequences of a Change of Control

(a) Notice and Acceleration. Upon a Change of Control, unless the Committee determines otherwise, (i) the Company shall provide each Participant who holds outstanding Grants with written notice of the Change of Control, (ii) all outstanding Options shall automatically accelerate and become fully exercisable, (iii) the restrictions and conditions on all outstanding Stock Awards shall immediately lapse, (iv) all Stock Units and shall become payable in cash or in stock in an amount not less than their target value, as determined by the Committee, and (v) Dividend Equivalents and Other Stock-Based Awards shall become payable in full in cash, in amounts determined by the Committee.

(b) Assumption of Grants. Upon a Change of Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding Options that are not exercised shall be assumed by, or replaced with comparable options by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and other Grants that remain outstanding shall be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation).

(c) Other Alternatives. Notwithstanding the foregoing, subject to subsection (d) below, in the event of a Change of Control, the Committee may take any of the following actions with respect to any or all outstanding Grants, without the consent of any Participant: (i) the Committee may require that Participants surrender their outstanding Options in exchange for a payment by the Company, in cash or Stock as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value subject to the Participant’s unexercised Options exceeds the Option Price, if any, (ii) after giving Participants an opportunity to exercise their outstanding Options, the Committee may terminate any or all unexercised Options at such time as the Committee deems appropriate, and (iii) with respect to Participants holding Stock Units, Dividend Equivalents or Other Stock-Based Awards, the Committee may determine that such Participants shall receive a payment in settlement of such Stock Units, Dividend Equivalents or Other Stock-Based Awards, in such amount and form as may be determined by the Committee. Such surrender, termination or settlement shall take place as of the date of the Change of Control or such other date as the Committee may specify.

(d) Committee. The Committee making the determinations under this Section 16 following a Change of Control must be comprised of the same members as those of the Committee immediately before the Change of Control. If the Committee members do not meet this requirement, the automatic provisions of subsections (a) and (b) shall apply, and the Committee shall not have discretion to vary them.

(e) Other Transactions. The Committee may provide in a Grant Instrument that a sale or other transaction involving a Subsidiary or other business unit of the Company shall be considered a Change of Control for purposes of a Grant, or the Committee may establish other provisions that shall be applicable in the event of a specified transaction.

18. Requirements for Issuance of Shares

(a) Limitations On Issuance Or Transfer Of Shares. No Company Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Grantee hereunder on such Grantee’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued or transferred under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

(b) Stockholder’s Agreement. The Committee may require that a Grantee execute a stockholder’s agreement, with such terms as the Committee deems appropriate, with respect to any Company Stock issued or distributed pursuant to this Plan.

(c) Lock-Up Period. As a condition to receiving any Grant under the Plan, a Grantee agrees that, if so requested by the Company or any representative of the underwriters (the “Managing Underwriter”) in connection with any underwritten offering of securities of the Company under the Securities Act of 1933, as amended (the “Securities Act”), the Grantee (including any successor or assigns) shall not sell or otherwise transfer any shares or other securities of the Company during the 30-day period preceding and the 180-day period following the effective date of a registration statement of the Company filed under the Securities Act for such underwriting (or such shorter period as may be requested by the Managing Underwriter and agreed to by the Company) (the “Market Standoff Period”). The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

19. Amendment and Termination of the Plan

(a) Amendment. The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without approval of the stockholders of the Company if such approval is required in order to comply with the Code or applicable laws, or to comply with applicable stock exchange requirements. No amendment or termination of this Plan shall, without the consent of the Participant, materially impair any rights or obligations under any Grant previously made to the Participant under the Plan, unless such right has been reserved in the Plan or the Grant Instrument, or except as provided in Section 20(b) below. Notwithstanding any provision of the Plan to the contrary, the Board may amend the Plan in such manner as it deems appropriate in the event of a change in applicable law or regulations.

(b) No Repricing Without Stockholder Approval. Notwithstanding anything in the Plan to the contrary, the Committee may not reprice Options, nor may the Board amend the Plan to permit repricing of Options, unless the stockholders of the Company provide prior approval for such repricing. The term “repricing” shall have the meaning given that term in Section 303A(8) of the New York Stock Exchange Listed Company Manual, as in effect from time to time, or any other substantially equivalent successor rule.

(c) Stockholder Approval for “Qualified Performance-Based Compensation.” After a Public Offering, if Grants are made under Section 12 above, the Plan must be reapproved by the Company’s stockholders no later than the first stockholders meeting that occurs in the fifth year following the year in which the stockholders previously approved the provisions of Section 12, if additional Grants are to be subject to Section 12 and if required by Code section 162(m) or the regulations thereunder. Any such reapproval shall not affect outstanding grants made within the five-year period following the year in which the previous approval was obtained.

(d) Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its Effective Date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the stockholders. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant.

20. Effective Date of the Plan

(a) Effective Date. The Plan shall be effective as of October 7, 2005, subject to stockholder approval of the Plan.

(b) Public Offering. The provisions of the Plan that refer to a Public Offering, or that refer to, or are applicable to persons subject to, section 16 of the Exchange Act or section 162(m) of the Code, shall be effective, if at all, upon the initial registration of the Company Stock under section 12(g) of the Exchange Act, and shall remain effective thereafter for so long as such stock is so registered.

21. Miscellaneous

(a) Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other stock-based awards outside of this Plan. Without limiting the foregoing, the Committee may make a Grant to an employee of another corporation (the “prior corporation”) who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company in substitution for a grant made by such prior corporation. The Committee shall prescribe the provisions of the substitute Grants, including such provisions as are necessary to cause the substitute Grant to be economically equivalent in value to the grant made by the prior corporation. The terms and conditions of the Grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives, as determined by the Committee.

(b) Compliance with Law. The Plan, the exercise of Options and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. After a Public Offering of the Company’s Stock, with respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that the Plan and Grants made under the Plan that are subject to Section 12 comply with the applicable provisions of section 162(m) and section 422 of the Code, and that, to the extent applicable, Grants made under the Plan comply with the requirements of section 409A of the Code and the regulations thereunder. To the extent that any legal requirement as set forth in the Plan ceases to be required under applicable law, that Plan provision shall cease to apply. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may agree to limit its authority under this Section.

(c) Enforceability. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

(d) Funding of the Plan; Limitation of Rights. This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. Nothing contained in the Plan and no action taken pursuant hereto shall create or be construed to create a fiduciary relationship between the Company and any Participant or any other person. No Participant or any other person shall under any circumstances acquire any property interest in any specific assets of the Company. To the extent that any person acquires a right to receive payment from the Company hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

(e) Rights of Participants. Nothing in this Plan shall entitle any Employee, Consultant, Non-Employee Director or other person to any claim or right to receive a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employment or service of the Company.

(f) No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(g) Participants Subject to Taxation Outside the United States. With respect to Participants who are subject to taxation in countries other than the United States, the Committee may make Grants on such terms and conditions as the Committee deems appropriate to comply with the laws of the applicable countries, and the Committee may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.

(h) Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Instruments issued under the Plan shall be governed and construed by and determined in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the conflict of laws provisions thereof.